SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13

or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

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Santander BanCorp

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(Exact name of registrant as specified in this charter)

Puerto Rico 001-15849 66-0573723

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(State or other jurisdiction of (Commission File No.) (IRS Employer incorporation) Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico 00917

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (787) 759-7070

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ITEM 5. OTHER EVENTS

Today, during his visit to Puerto Rico, Emilio Botín, Chairman of the Board of Banco Santander Central Hispano, S.A. (the "Santander Group"), Santander BanCorp's (the "Company") parent company, mentioned that plans were under way in order to transfer Santander Securities Corporation ("Santander Securities"), currently a subsidiary of the Santander Group, to the Company. Santander Securities was established as the United States retail securities broker-dealer arm of the Santander Group. Its principal office and place of business is located in Puerto Rico.

Santander Securities is a registered securities broker-dealer with the Securities Exchange Commission and the Commissioner of Financial Institutions of Puerto Rico and is a member of the National Association of Securities Dealers. Santander Securities is the second largest full-service securities broker-dealer in Puerto Rico and has a wholly owned subsidiary named Santander Asset Management Corporation engaged in the money management and investment advisory business.

The consummation of the proposed transaction has not taken place and no definitive agreements have been executed as of today. Negotiations between the Santander Group and the Company are still ongoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By: /s/ José Ramón González
José Ramón González
President and Chief
Executive Officer
Date: October 1, 2003.